EXHIBIT 11

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Dollars in Thousands Except Per Share Data)

                                                     Three Months Ended June 30
                                                     ---------------------------
Basic                                                   1999          1998<F1>
                                                    ------------    ------------
Net income                                          $    139,409    $    118,511

Weighted average number of common shares
  outstanding                                        273,862,855     271,437,338

Earnings per common and
  common equivalent share                           $        .51    $        .44
                                                    ============    ============


                                                     Three Months Ended June 30
                                                    ----------------------------
Diluted                                                 1999           1998<F1>
                                                    ------------    ------------

Net income                                          $    139,409    $    118,511
Add:
After tax savings on assumed conversion
  of subordinated debentures and notes                     2,813           2,132
Dividends paid net of related income tax
  applicable to restricted stock                             160             153
                                                    ------------    ------------
Net income, as adjusted                             $    142,382    $    120,796
                                                    ============    ============
Weighted average number of common shares
  outstanding                                        273,862,855     271,437,338
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options               10,302,720      10,820,290
Assumed conversion of subordinated
  debentures and notes                                 8,812,792       6,697,942
                                                    ------------    ------------
        Total                                        292,978,367     288,955,570
                                                    ============    ============
Earnings per common and common equivalent
  share                                             $        .49    $        .42
                                                    ============    ============

<F1> All share data adjusted to reflect  two-for-one  stock split effective July
     15, 1999.

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Dollars in Thousands Except Per Share Data)

                                                       Six Months Ended June 30
                                                      --------------------------
Basic                                                      1999       1998 <F1>
                                                      -----------    -----------
Net income                                            $   184,194    $   156,250

Weighted average number of common shares
  outstanding                                         273,198,358    270,905,717

Earnings per common share                             $       .67    $       .58
                                                      ===========    ===========


                                                       Six Months Ended June 30
                                                      --------------------------
Diluted                                                    1999       1998 <F1>
                                                      -----------    -----------

Net income                                            $   184,194    $   156,250
Add:
After tax interest savings on assumed
  conversion of subordinated debentures and notes           3,898              -
Dividends paid net of related income tax
  applicable to restricted stock                              303            276
                                                      -----------    -----------
Net income, as adjusted                               $   188,395    $   156,526
                                                      ===========    ===========
Weighted average number of common shares
  outstanding                                         273,198,358    270,905,717
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                10,559,202     10,453,915
Assumed conversion of subordinated
  debentures and notes                                  6,693,000         10,641
                                                      -----------    -----------
        Total                                         290,450,560    281,370,273
                                                      ===========    ===========
Earnings per common and common equivalent share       $       .65    $       .56
                                                      ===========    ===========

Note: The computation of diluted EPS for 1999 and 1998 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes, respectively, because they were anti-dilutive.

<F1> All share data adjusted to reflect  two-for-one  stock split effective July
     15, 1999.